UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 23, 2004

PURE CYCLE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-8814	84-0705083
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

8451 DELAWARE STREET
THORNTON, CO	80260
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 292-3456

NO CHANGE
(Former name or former address, if changed since last report)

ITEM 5.02.  OTHER EVENTS AND REGULATION FD DISCLOSURE

 Effective November 23, 2004, the Company announced that it’s CEO Thomas Clark is resigning as CEO for health reasons. Mr. Clark will remain an employee of the Company and will continue in his capacity as a Director. Mr. Mark Harding, President and CFO will continue his role operating the Company and handling the day to day business affairs.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: November 29, 2004

PURE CYCLE CORPORATION

By:	/s/ Mark W. Harding
Mark W. Harding
President